Exhibit 32.6

          In connection with the Annual Report on Form 10-K for the year ended November 30, 2007 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.

Date: January 29, 2008

By:	/s/ David Bernstein

David Bernstein
Senior Vice President and
Chief Financial Officer